Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS 2018 SECOND QUARTER RESULTS

2018 Second Quarter Sales Grow $137 Million to a Record of $684 Million

•	Net sales of $684 million in the second quarter, a 25 percent year-over-year increase

•	Net income was $47.2 million or $1.86 per diluted share, in the second quarter

•	Content per travel trailer and fifth-wheel increased $308 year-over-year, or 10%, to $3,412 in the second quarter

•	Content per motorhome increased $366 year-over-year, or 18%, to $2,438 in the second quarter

•	Net sales from acquisitions completed over the twelve months ended June 30, 2018, contributed $64 million in the second quarter of 2018

•	Acquisition of Italian based manufacturer ST.LA. S.R.L. in June is expected to add approximately $21 million of annual net sales to the OEM segment

•	Quarterly dividend of $0.60 per share paid aggregating to $15.1 million

Elkhart, Indiana - August 2, 2018 - LCI Industries (NYSE: LCII) (“LCI”, or the “Company”), through its wholly-owned subsidiary, Lippert Components, Inc., supplies engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and industrial product markets, and the related aftermarkets of those industries, today reported second quarter 2018 results.

“We continued to see strong sales growth in our engineered components for the recreation and industrial products as reflected in our record $684 million sales for the second quarter,” said LCI’s CEO, Jason Lippert. “Aftermarket and adjacent OEM market sales both grew over 50 percent for the quarter, aided by recent acquisitions. Adjacent OEM market sales grew to $168 million for the quarter, up 54 percent from the second quarter of 2017. Aftermarket sales rose to $68 million in the second quarter of 2018, up 51 percent from the second quarter of 2017. The outdoor lifestyle continues to gain momentum as recreational vehicle (“RV”) demand remains strong with retail sales at historically high levels again in the second quarter. Sales momentum has continued as the industry attracts a new generation of RV enthusiasts, supported by strong economic growth and consumer confidence.”

“Our content per travel trailer and fifth-wheel increased ten percent year-over-year, the largest annual increase since 2012, and our content per motorhome increased 18 percent year-over-year, representing our fourth straight year of double-digit content growth for motorhomes,” said Scott Mereness, LCI’s President. “We continue to assess our operating efficiency and look for opportunities to invest in lean manufacturing and automation while meeting industry growth demands during one of the most volatile commodities environments in recent history due to the new steel and aluminum tariffs. Although operating margin improved in the second quarter of 2018 from the first quarter of 2018, raw materials inflation, due to the worldwide rising commodity prices that have occurred primarily from tariffs and tariff speculation, more than offset the margin improvement from our operational and pricing initiatives.”

Second Quarter 2018 Results

Consolidated net sales for the second quarter of 2018 were $684 million, a 25 percent increase over 2017 second quarter net sales of $547 million. Net income in the second quarter of 2018 was $47.2 million, or $1.86 per diluted share, compared to net income of $40.1 million, or $1.59 per diluted share, in the second quarter of 2017.

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The increase in year-over-year net sales reflects growth, despite the short-term correction in industry wholesale shipments as dealers normalize their inventory levels.

Net sales from acquisitions completed by the Company over the twelve months ended June 30, 2018, contributed $64 million in the second quarter of 2018. The organic growth rate was 14 percent for the second quarter and acquisitions provided the remainder of the 25 percent increase. Through continued focus on aftermarket channels for the Company’s products, the Company increased net sales to the aftermarket in the second quarter of 2018 by 51 percent to $68 million.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended June 30, 2018, increased $308 to $3,412, compared to the twelve months ended June 30, 2017, of $3,104. This is the largest increase in five years for travel trailer and fifth-wheel RV content. The Company’s content per motorhome RV for the twelve months ended June 30, 2018, increased $366 to $2,438, compared to the twelve months ended June 30, 2017, of $2,072. The content increases are a result of organic growth, including new product introductions, as well as acquisitions.

The health of the RV industry is determined by retail demand, which is up six percent through May 2018, as reported by Statistical Surveys, Inc., and will likely be revised upwards in future months as various states report.The Recreation Vehicle Industry Association’s (“RVIA”) current forecast for 2018 estimates a year-over-year increase of seven percent to approximately 540,000 units. The RVIA’s forecast for 2019 estimates a year-over-year increase of two percent to approximately 550,000 units.

Adjacent OEM market sales grew to $168 million for the quarter, up 54 percent from the second quarter of 2017. Aftermarket sales rose to $68 million in the second quarter of 2018, up 51 percent from the second quarter of 2017.

Income Taxes

The Company’s effective tax rate was 24 percent for the quarter ended June 30, 2018, compared to 36 percent for the quarter ended June 30, 2017. The decrease in effective tax rate was driven by the newly enacted tax rates from the Tax Cut and Job’s Act.

Balance Sheet and Other Items

At June 30, 2018, the Company’s cash and cash equivalents balance was $18 million, a decrease of $8 million from its balance of $26 million at the beginning of the year, primarily as a result of $55 million for capital expenditures and $29 million of dividend payments in excess of cash generated from operations in 2018. Additional borrowings increased the Company’s outstanding debt to $215 million at June 30, 2018, primarily to fund $153 million of acquisitions.

Conference Call & Webcast

LCI will provide an online, real-time webcast of its second quarter 2018 earnings conference call on the Company’s website, www.lci1.com/investors, on Thursday, August 2, 2018, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available for two weeks by dialing (855) 859-2056 and referencing access code 6247738. A replay of the webcast will also be available on LCI’s website until the next quarterly conference call.

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About LCI Industries

From over 65 manufacturing and distribution facilities located throughout the United States and in Canada, the United Kingdom, Ireland and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2018	2017	2018	2017	Months
(In thousands, except per share amounts)

Net sales	$1,334,947	$1,045,819	$684,455	$547,483	$2,436,898
Cost of sales	1,043,758	790,718	533,999	416,396	1,907,696
Gross profit	291,189	255,101	150,456	131,087	529,202
Selling, general and administrative expenses	167,281	132,932	86,368	68,047	313,182
Operating profit	123,908	122,169	64,088	63,040	216,020
Interest expense, net	2,761	851	1,660	414	3,347
Income before income taxes	121,147	121,318	62,428	62,626	212,673
Provision for income taxes	26,587	38,036	15,204	22,489	68,511
Net income	$94,560	$83,282	$47,224	$40,137	$144,162

Net income per common share:
Basic	$3.75	$3.34	$1.87	$1.61	$5.73
Diluted	$3.70	$3.29	$1.86	$1.59	$5.66

Weighted average common shares outstanding:
Basic	25,195	24,959	25,233	24,992	25,138
Diluted	25,527	25,296	25,454	25,305	25,491

Depreciation and amortization	$32,476	$25,530	$17,201	$13,289	$61,673
Capital expenditures	$54,539	$43,276	$28,535	$31,256	$98,484

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LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2018	2017	2018	2017	Months
(In thousands)
Net sales:
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$804,421	$687,525	$399,464	$357,251	$1,522,879
Motorhomes	101,986	73,292	49,071	36,248	188,111
Adjacent industries OEMs	310,690	203,987	168,383	109,276	517,926
Total OEM Segment net sales	1,217,097	964,804	616,918	502,775	2,228,916
Aftermarket Segment:
Total Aftermarket Segment net sales	117,850	81,015	67,537	44,708	207,982
Total net sales	$1,334,947	$1,045,819	$684,455	$547,483	$2,436,898

Operating profit:
OEM Segment	$107,531	$110,842	$53,591	$56,445	$186,965
Aftermarket Segment	16,377	11,327	10,497	6,595	29,055
Total operating profit	$123,908	$122,169	$64,088	$63,040	$216,020

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LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	June 30,		December 31,
	2018	2017	2017
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$17,851	$37,961	$26,049
Accounts receivable, net of allowances of $2,991, $2,226, and $1,536 at June 30, 2018, June 30, 2017, and December 31, 2017, respectively	163,249	130,514	82,157
Inventories, net	323,893	202,635	274,748
Prepaid expenses and other current assets	43,961	43,977	34,125
Total current assets	548,954	415,087	417,079
Fixed assets, net	282,142	203,204	228,950
Goodwill	151,831	122,275	124,183
Other intangible assets, net	181,426	138,876	130,132
Deferred taxes	17,947	31,864	24,156
Other assets	22,513	13,344	21,358
Total assets	$1,204,813	$924,650	$945,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$99,085	$80,596	$79,164
Accrued expenses and other current liabilities	104,281	114,454	102,849
Total current liabilities	203,366	195,050	182,013
Long-term indebtedness	215,327	49,911	49,924
Other long-term liabilities	72,941	59,934	61,176
Total liabilities	491,634	304,895	293,113
Total stockholders’ equity	713,179	619,755	652,745
Total liabilities and stockholders’ equity	$1,204,813	$924,650	$945,858

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LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2018	2017
(In thousands)
Cash flows from operating activities:
Net income	$94,560	$83,282
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	32,476	25,530
Stock-based compensation expense	9,762	9,312
Other non-cash items	(927)	2,198
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(52,236)	(61,455)
Inventories, net	(14,556)	(6,804)
Prepaid expenses and other assets	(5,743)	(9,337)
Accounts payable, trade	5,412	22,542
Accrued expenses and other liabilities	10,181	31,431
Net cash flows provided by operating activities	78,929	96,699
Cash flows from investing activities:
Capital expenditures	(54,539)	(43,276)
Acquisitions of businesses, net of cash acquired	(153,415)	(67,876)
Proceeds from note receivable	2,000	—
Other investing activities	(1,016)	257
Net cash flows used in investing activities	(206,970)	(110,895)
Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(14,114)	(7,543)
Proceeds from line of credit borrowings	631,148	—
Repayments under line of credit borrowings	(469,148)	—
Proceeds from other borrowings	4,509	—
Payment of dividends	(28,985)	(24,887)
Payment of contingent consideration related to acquisitions	(3,011)	(1,524)
Other financing activities	(556)	(59)
Net cash flows provided by (used in) financing activities	119,843	(34,013)
Net decrease in cash and cash equivalents	(8,198)	(48,209)
Cash and cash equivalents at beginning of period	26,049	86,170
Cash and cash equivalents at end of period	$17,851	$37,961

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LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Six Months Ended			Three Months Ended
	June 30,			June 30,			Last Twelve
	2018		2017	2018		2017	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	232.4		217.4	115.5		115.9	444.5
Motorhome RVs	33.1		32.8	15.6		16.5	62.9
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	226.5	(2)	212.3	145.3	(2)	139.2	415.1	(2)
Impact on dealer inventories	5.9	(2)	5.1	(29.8)	(2)	(23.3)	29.4	(2)
Motorhome RVs	29.3	(2)	28.5	17.4	(2)	17.4	53.6	(2)

				Twelve Months Ended
				June 30,
				2018		2017
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$3,412		$3,104
Motorhome RV				$2,438		$2,072

				June 30,			December 31,
				2018		2017	2017
Balance Sheet Data:
Current ratio				2.7		2.1	2.3
Total indebtedness to stockholders’ equity				0.3		0.1	0.1
Days sales in accounts receivable				23.3		20.5	17.8
Inventory turns, based on last twelve months				7.0		7.8	7.7

				2018
Estimated Full Year Data:
Capital expenditures				$ 80 - $ 90 million
Depreciation and amortization				$ 70 - $ 75 million
Stock-based compensation expense				$ 20 - $ 22 million
Annual tax rate (3)				22% - 24%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) June 2018 retail sales data for RVs has not been published yet, therefore 2018 retail data for RVs includes an estimate for June 2018 retail units. Retail sales data will likely be revised upwards in future months as various states report.
(3) The estimated annual tax rate for 2018 includes preliminary projections for the impact of the Tax Cut and Jobs Act. The provisional adjustment in 2017 and estimated impact on the 2018 annual tax rate are subject to adjustment during the measurement period of up to one year following the December 2017 enactment, as provided by SEC guidance.

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